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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44362) of DuPont Commercial Flooring Systems, Inc. and DuPont Residential Flooring Systems, Inc. of our report dated June 12, 2001 relating to the financial statements of the DuPont Flooring Systems, Inc. 401(k) Plan and DuPont Residential Flooring Systems, Inc. 401(k) Plan (formerly DuPont Commercial Flooring Systems, Inc. 401(k) Plan and DuPont Residential Flooring Systems, Inc. 401(k) Plan), which appears in this Form 11-K.



PricewaterhouseCoopers LLP
Hartford, Connecticut
June 25, 2001